UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 19, 2019
(Date of earliest event reported)

Asure Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3700 N. Capital of Texas Hwy, Suite 350, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 19, 2019, our board of directors elected Charles W. Lathrop, Jr., age 62, to serve as a director until the next annual meeting of stockholders or until his successor is duly elected and qualified, effective immediately.

Mr. Lathrop has over thirteen years' experience as Chairman, President and CEO of two HCM companies, as well as multiple directorships, including iSystems, which we acquired in 2017. Mr. Lathrop was formerly Chairman, CEO and President of CompuPay for fourteen years. Prior to joining CompuPay, Lathrop was CEO of Advantage Payroll Services, which was sold to Paychex in September 2002.

Mr. Lathrop does not have any family relationships with any of our executive officers or directors. There are no arrangements or understandings between Mr. Lathrop and any other person pursuant to which Mr. Lathrop was elected as a director. There are no related party transactions between Mr. Lathrop and our company.

Upon his election as a director, Mr. Lathrop was granted 4,000 restricted stock units and options to purchase 10,000 shares of our common stock. The restricted stock units vest in two equal installments of 2,000 restricted stock units: one on August 19, 2019 and the other on May 20, 2020. All of the options awarded to Mr. Lathrop vest in one installment on March 31, 2020. In addition, as a non-employee director, Mr. Lathrop will participate in our standard non-equity compensation plan for non-employee directors, under which he will be eligible to receive a base compensation of $22,500 per year, plus applicable committee and attendance fees, for his service as a director.  Mr. Lathrop will also be eligible to receive stock options or other equity awards as a non-employee director, as approved by our board upon the recommendation of the compensation committee.

In addition, in connection with his election to our board, Mr. Lathrop will enter into our standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2017.

A copy of the press release announcing Mr. Lathrop’s appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of Registrant dated August 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: August 22, 2019	By:	/s/ Kelyn Brannon
Kelyn Brannon, Chief Financial Officer